Exhibit 4.61

Private & Confidential

Dated 30 May 2013

SEVENTH SUPPLEMENTAL AGREEMENT
relating to a Revolving Credit Facility and a Guarantee
and Letter of Credit Facility of
up to (originally) US$1,000,000,000
to

AEGEAN MARINE PETROLEUM S.A.
as Borrower

provided by
THE BANKS AND FINANCIAL INSTITUTIONS
listed in schedule 1
as Banks

Mandated Lead Arranger and Bookrunner, Agent and Account Bank
HSH NORDBANK AG

Security Agent
THE ROYAL BANK OF SCOTLAND PLC

	Contents
Clause		Page
1	Definitions	2
2	Consent of the Creditors	3
3	Amendments to Principal Agreement	3
4	Representations and warranties	4
5	Conditions	5
6	Relevant Parties' confirmations	6
7	Fees and expenses	6
8	Miscellaneous and notices	7
9	Applicable law	7
Schedule 1	Names and lending offices of the Banks	8
Schedule 2	The Owners and their Ships	9
Schedule 3	Documents and evidence required as conditions precedent	11

THIS SEVENTH SUPPLEMENTAL AGREEMENT is dated 30 May 2013 and made BETWEEN:

(1)	AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the "Borrower");

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in schedule 1 as Banks (together the "Banks");

(3)	THE ROYAL BANK OF SCOTLAND PLC as security agent (the "Security Agent");

(4)	HSH NORDBANK AG as agent (the "Agent");

(5)	HSH NORDBANK AG as account bank (the "Account Bank");

(6)	HSH NORDBANK AG as mandated lead arranger and bookrunner (the "Arranger");

(7)	THE COMPANIES listed in Part A of schedule 2 as Owners (together the "Owners" and each an "Owner");

(8)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Manager");

(9)	AEGEAN MANAGEMENT SERVICES M.C., a company incorporated in the Hellenic Republic whose registered office is at 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "New Manager");

(10)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Corporate Guarantor"); and

(11)
AEGEAN PETROLEUM INTERNATIONAL INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 ("APII").

WHEREAS:

(A)
this Agreement is supplemental to the loan agreement dated 30 September 2008 (the "Original Agreement"), as amended and supplemented by various supplemental letters and agreements including a supplemental letter dated 26 January 2011 (the "Supplemental Letters") and as further amended and restated by a first supplemental agreement dated 16 March 2009 (the "First Supplemental Agreement"), by a second supplemental agreement dated 17 September 2009 (the "Second Supplemental Agreement"), by a third supplemental agreement dated 14 October 2010 (the "Third Supplemental Agreement"), by a fourth supplemental agreement dated 23 December 2011 (the "Fourth Supplemental Agreement"), by a fifth supplemental agreement dated 29 June 2012 (the "Fifth Supplemental Agreement") and by a sixth supplemental agreement dated 30 January 2013 (the "Sixth Supplemental Agreement" and, together with the Original Agreement, the Supplemental Letters, the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement and the Fifth Supplemental Agreement, the "Principal Agreement") made (inter alios) between (1) the Borrower as borrower, (2) the Banks as lenders, (3) the Agent, (4) the Arranger, (5) the Security Agent and (6) the Account Bank, relating to a revolving credit facility and a multi-currency guarantee and letter of credit facility of up to (originally) One billion Dollars ($1,000,000,000), made available by the Banks to the Borrower upon the terms and conditions set out therein;

(B)	the Borrower has requested that (inter alia) the Banks agree to the extension of the Final Maturity Date and that certain other changes are made to the Principal Agreement, and this

Agreement sets out (inter alia) the terms and conditions upon which the Creditors shall agree to the extension of the Final Maturity Date and such other changes; and

(C)
The Royal Bank of Scotland plc. has agreed to extend its role as Security Agent under and for the purposes of the Loan Agreement (as defined below) and the other Security Documents until 30 September 2013.

NOW IT IS HEREBY AGREED as follows:

1              Definitions

1.1           Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2           Definitions

In this Agreement, unless the context otherwise requires:

"Creditors" means the Agent, the Arranger, the Security Agent, the Banks and the Account Bank and "Creditor" means any of them;

"Effective Date" means 30 May 2013 provided that the Agent has notified the Borrower in writing on or before such date that the Agent has received the documents and evidence specified in clause 5 and schedule 3 in a form and substance satisfactory to it;

"Loan Agreement" means the Principal Agreement as amended and supplemented by this Agreement;

"Mortgage Addendum" means, in relation to each Mortgage over a Ship which on the date of this Agreement flies the Liberian or the Panamanian or the Greek flag, the addendum to such Mortgage executed or (as the context may require) to be executed between the relevant Owner and the Security Agent in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require, and "Mortgage Addenda" means any of them;

"Relevant Documents" means this Agreement and the Mortgage Addenda;

"Relevant Parties" means the Borrower, the Owners, the Manager, the New Manager, APII, the Corporate Guarantor or, where the context so requires or permits, means any or all of them; and

"Ship" means each of the vessels listed in part B of schedule 2 (being the Ships referred to in the Principal Agreement).

1.3           Principal Agreement

References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4           Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5           Construction of certain terms

Clauses 1.4 and 1.5 of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2             Consent of the Creditors

The Creditors, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agree with the Borrower that, with effect on and from the Effective Date and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 30 May 2013 of the conditions contained in clause 5 and schedule 3, the Creditors agree:

2.1.1	the extension of the Final Maturity Date to 30 September 2013; and

2.1.2	the amendment of the Principal Agreement on the terms set out in clause 3.

3              Amendments to Principal Agreement

3.1           Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon the Creditors and the Borrower in accordance with such terms as so amended):

3.1.1	by deleting the existing definition of "Final Maturity Date" in clause 1.2 of the Principal Agreement in its entirety and by inserting in its place the following:

""Final Maturity Date" means 30 September 2013 or such other later date as all the Banks may agree in their absolute and unfettered discretion and the Agent notifies to the Borrower by an Extension Notice sent pursuant to clause 4.3.2;";

3.1.2	by inserting the following new definition in alphabetical order in clause 1.2 of the Principal Agreement:

""Seventh Supplemental Agreement" means the agreement dated 30 May 2013 supplemental to this Agreement made between (inter alios) the Borrowers, the Agent and the Banks;";

3.1.3
by deleting the words "or the Sixth Supplemental Agreement" in the definition of "Mortgage Addendum" and by replacing them with the words ", the Sixth Supplemental Agreement or the Seventh Supplemental Agreement";

3.1.4	by inserting the words "the Seventh Supplemental Agreement" after the words "the Sixth Supplemental Agreement," in the definition of "Security Documents" in clause 1.2 of the Principal Agreement; and

3.1.5	by deleting clause 5.1.1 of the Principal Agreement in its entirety and by inserting in its place the following new clause 5.1.1:

  "5.1.1    for the account of the Security Agent on 31 May 2013 and at monthly intervals thereafter until all moneys owing under the Security Documents have been repaid in full, a monthly security agency fee (payable in advance) in the amount of $10,000 per calendar month (or $30,000 per calendar month in relation to a calendar month during which an Event of Default occurred);".

3.2           Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

3.3           Security Agent

With effect on and from 30 September 2013 HSH Nordbank AG hereby accepts to be the Security Agent in place of The Royal Bank of Scotland plc under and for the purposes of the Loan Agreement and the other Security Documents and both parties will enter into such documents as may be necessary for that purpose at the cost and expense of the Borrower unless at such date all Aggregate Liabilities and obligations of the Borrower and the other Security Parties have been discharged and repaid in full. Each of the other parties to this Agreement hereby accepts and consents to such arrangements and agrees to execute and deliver to the Agent such documents supplemental to the Loan Agreement and new security documents as the Agent shall require in its sole discretion in connection with the matters set out in this clause 3.3.

4              Representations and warranties

4.1           Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee and each Owner's Guarantee were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made on the date of this Agreement with reference to the facts and circumstances existing on such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party are duly executed by the Relevant Parties and constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

save for the registration of any Mortgage Addenda with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda), the choice of the laws of the Flag State to govern the Mortgage Addenda and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2           Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the Loan Agreement and clause 4 of the Principal Corporate Guarantee and each Owner's Guarantee, shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5              Conditions

5.1           Documents and evidence

The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 3 in form and substance satisfactory to the Agent.

5.2           General conditions precedent

The consent of the Creditors referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Event of Default having occurred and continuing at the time of the Effective Date.

5.3           Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of all the Banks) in whole or in part with or without conditions.

6             Relevant Parties' confirmations

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement, and the other arrangements, contained in this Agreement and the Sixth Supplemental Agreement and agrees that:

(a)
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement and the Sixth Supplemental Agreement and the other arrangements contained in this Agreement and the Sixth Supplemental Agreement;

(b)
its obligations under the relevant Security Documents to which it is a party include any and all amounts owing by the Borrower under the Principal Agreement as amended and supplemented by this Agreement; and

(c)
with effect from the Effective Date, references to "the Agreement" or the "the Loan Agreement", or the "Facility Agreement" (or similar or equivalent references) in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and the Sixth Supplemental Agreement and as from time to time hereafter amended.

7             Fees and expenses

7.1           Fees

The Borrower shall pay to HSH Nordbank AG as Bank, for its own account, an arrangement and extension fee in the amount and at the times agreed in a fee letter to be made between the Borrower and HSH Nordbank AG as Bank, on or before the date of this Agreement.

7.2           Expenses

The Borrower agrees to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

7.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and

7.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3           Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4           Stamp and other duties

The Borrower agrees to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8              Miscellaneous and notices

8.1           Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrower" in the said clause 17.

8.2           Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9              Applicable law

9.1           Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by and shall be construed in accordance with English law.

9.2           Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3           Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Names and lending offices of the Banks

Name	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany

Schedule 2

The Owners and their Ships

Part A

The Owners

	(1) Owner	(2) Country of Incorporation	(3) Registered office
1	Aegean Daisy Maritime Company	Greece	10 Akti Kondyli, 185 45 Piraeus, Greece
2	Aegean Rose Maritime Company	Greece	10 Akti Kondyli, 185 45 Piraeus, Greece
3	Mare Vision S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
4	Sea Breezer Marine S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
5	Pontos Navigation Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
6	Aegean Marine Petroleum LLC	United Arab Emirates	P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates

Part B

The Ships and their details

	(1) Name/Hull Number	(2) Flag State	(3) IMO No.	(4) Owning Company
1	Aegean Daisy	Greek	7729007	Aegean Daisy Maritime Company
2	Aegean Rose	Greek	7729019	Aegean Rose Maritime Company
3	Aegean XI	Liberia	8411255	Mare Vision S.A.
4	Aegean Princess	Gibraltar	8821759	Sea Breezer Marine S.A.
5	Leader	Panama	8400000	Pontos Navigation Inc.
6	Aegean Flower	United Arab Emirates	8978394	Aegean Marine Petroleum LLC

Schedule 3

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1           Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2           Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3             Relevant Documents

each of the Relevant Documents duly executed;

4             Mortgage Addenda

the Mortgage Addenda, each duly executed by the relevant parties to it;

5             Mortgage Addenda registration

evidence that any Mortgage Addenda have been registered through the relevant Registry;

6             Legal opinions

such legal opinions in relation to the laws of Greece, Liberia, the Marshall Islands, Panama, United Arab Emirates and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate; and

7             Process agent

an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and the other Relevant Documents in which it is or is to be appointed as such Relevant Party's agent.

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM S.A.	)	/s/ Y. Koumbiadou
as Borrower	)	Attorney-in-fact
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

Banks

SIGNED by A. Kekatou	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ A. Kekatou
as Bank	)	Attorney-in-fact

Security Agent

SIGNED by F. Bratinos	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ F. Bratinos
as Security Agent	)	Attorney-in-fact

Agent

SIGNED by A. Kekatou	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ A. Kekatou
as Agent	)	Attorney-in-fact

Account Bank

SIGNED by A. Kekatou	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ A. Kekatou
as Account Bank	)	Attorney-in-fact

Arranger

SIGNED by A. Kekatou	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ A. Kekatou
as Arranger	)	Attorney-in-fact

Owners

EXECUTED as a DEED by A. Manitsas	)
for and on behalf of	)
AEGEAN DAISY MARITIME COMPANY	)	/s/ A. Manitsas
as Owner	)	Attorney-in-fact
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

EXECUTED as a DEED by A. Manitsas	)
for and on behalf of A. MANITSAS	)
AEGEAN ROSE MARITIME COMPANY	)	/s/ A. Manitsas
as Owner	)	Attorney-in-fact
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
MARE VISION S.A.	)	/s/ Y. Koumbiadou
as Owner	)	Attorney-in-fact
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
SEA BREEZER MARINE S.A.	)	/s/ Y. Koumbiadou
as Owner	)	Attorney-in-fact
in the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
PONTOS NAVIGATION INC.	)	/s/ Y. Koumbiadou
in the presence of:	)	Attorney-in-fact
as Owner	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM LLC	)	/s/ Y. Koumbiadou
in the presence of:	)	Attorney-in-fact
as Owner	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

Manager

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
AEGEAN BUNKERING SERVICES INC.	)	/s/ Y. Koumbiadou
in the presence of:	)	Attorney-in-fact
as Manager	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

New Manager

EXECUTED as a DEED by K. Kyriakou	)
for and on behalf of	)
AEGEAN MANAGEMENT SERVICES M.C.	)	/s/ K. Kyriakou
in the presence of:	)	Attorney-in-fact
As New Manager	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

Corporate Guarantor

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM NETWORK INC.	)	/s/ Y. Koumbiadou
in the presence of:	)	Attorney-in-fact
as Corporate Guarantor	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

APII

EXECUTED as a DEED by Y. Koumbiadou	)
for and on behalf of	)
AEGEAN PETROLEUM INTERNATOINAL INC.	)	/s/ Y. Koumbiadou
in the presence of:	)	Attorney-in-fact
as APII	)

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP
Occupation: Piraeus

SK 23250 0002 1471217 1